JOINT INSUREDS AGREEMENT

     THIS AGREEMENT is made effective as of the 21st day of April, 2008, by and between DREMAN/CLAYMORE DIVIDEND & INCOME FUND, a Delaware statutory trust ("DCS"), OLD MUTUAL/CLAYMORE LONG-SHORT, a Massachusetts business trust ("OLA"), CLAYMORE/RAYMOND JAMES SB-1 EQUITY FUND, a Delaware statutory trust ("RYJ"), CLAYMORE/GUGGENHEIM STRATEGIC OPPORTUNITIES FUND, a Delaware statutory trust ("GOF"), TS&W/CLAYMORE TAX-ADVANTAGED BALANCED FUND, a Delaware statutory trust ("TYW"), MADISON/CLAYMORE COVERED CALL & EQUITY STRATEGY FUND, a Delaware statutory trust ("MCN"), MBIA CAPITAL/CLAYMORE MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND, a Delaware statutory trust ("MZF"), FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND, a Delaware statutory trust ("FMO") and FIDUCIARY/CLAYMORE DYNAMIC EQUITY FUND, a Delaware statutory trust ("HCE") (DCS, OLA, RYJ, GOF, TYW, MCN, MZF, FMO and HCE are collectively referred to herein as the "Trusts" or singularly as a "Trust").

     The Trusts have been named as insureds under a joint Investment Company Blanket Bond issued by ICI Mutual Insurance Company (the "Bond") with a limit of liability that may be changed from time to time ("Bond Amount"). The Trusts desire to enter into this Agreement in accordance with the requirements of Rule 17g-1(f) to assure that the premium for the Bond and any proceeds received under the Bond are allocated in an equitable and proportionate manner.

     The Trusts, therefore, agree that:

     1. Allocation of Premium. The portion of the premium paid by each Trust shall be allocated among the Trusts based upon the minimum amount of coverage required under Rule 17g-1 under the Investment Company Act of 1940, as amended, based on their respective assets under management as of the date of the Allocation Event. The current allocations are set forth in Exhibit A. From time to time adjustments may be made to the portion of the premiums theretofore paid by a Trust, based on a subsequent change or changes in the net assets of one or more Trusts or the addition or withdrawal of a Trust from the Bond.

     2. Allocation Event. The allocation of the Bond premium shall be determined as of the initial date of each Bond period, as of each date when a Trust is added to this Agreement or when this Agreement is terminated as to a Trust and when the premium amount increases because of an increase in the Bond Amount during the Bond period. When a Trust is added to the Bond, the existing Trusts shall receive a reimbursement for the decreased amount of premium to be paid for the Bond period as a result of the addition of the Trust unless Claymore Advisors, LLC, the administrator for each Trust ("Administrator"), determines that the cost of refunding the excess premium would meet or exceed the amount of premium to be refunded. When Trusts are subtracted, there shall be no change in amounts owed by the Trusts.

     3. Allocation of Coverage. In the event any recovery is received under the Bond as a result of a loss sustained by any Trust and by the other named insureds, each

          Trust shall receive an equitable and proportionate share of the recovery but in no event less than the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1. The remaining amount of any recovery, if any, shall then be applied to the claims of the Trusts based on the premiums paid by the respective Trusts.

     4. Agent. The Administrator is hereby appointed as the agent for the Trusts for the purpose of making, adjusting, receiving and enforcing payment of all claims under the Bond and otherwise dealing with ICI Mutual Insurance Company with respect to the Bond. Any expenses incurred by the Administrator in its capacity as agent in connection with a claim shall be shared by the Trusts in proportion to the Bond proceeds received by the Trusts for the loss. All other expenses incurred by the Administrator in its capacity as agent shall be shared by the Trusts in the same portion as their premium allocation.

     5. Modification and Termination. This Agreement, including Exhibit A, may be modified or amended from time to time by mutual written agreement among the Trusts. Additional registered investment companies for which the Administrator serves as the administrator may be made a party to this Agreement and upon the approval of the Board of Trustees of each party to the Agreement, will be added to the Agreement by the execution of a revised Exhibit A. The addition of a party shall trigger an Allocation Event. This Agreement may be terminated with respect to any one Trust by not less than 75 days' written notice to the other Trusts. It shall terminate as to any party as of the date that such party ceases to be an insured under the Bond; provided that such termination shall not affect such party's rights and obligations hereunder with respect to any claims on behalf of such party which are paid under the Bond by ICI Mutual Insurance Company after the date such party ceases to be an insured under the Bond. The Agreement shall continue as to the remaining parties, but shall trigger an Allocation Event.

     6. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.


                                      DREMAN/CLAYMORE DIVIDEND & INCOME FUND


                                      By:   /s/ Steven M. Hill
                                           -------------------------------------
                                           Steven M. Hill
                                           Chief Financial Officer, Chief
                                           Accounting Officer and Treasurer

                                      OLD MUTUAL/CLAYMORE LONG-SHORT FUND


                                      By:   /s/ Steven M. Hill
                                           -------------------------------------
                                           Steven M. Hill
                                           Chief Financial Officer, Chief
                                           Accounting Officer and Treasurer

                                      CLAYMORE/RAYMOND JAMES SB-1 FUND


                                      By:   /s/ Steven M. Hill
                                           -------------------------------------
                                           Steven M. Hill
                                           Chief Financial Officer, Chief
                                           Accounting Officer and Treasurer

                                      MADISON/CLAYMORE COVERED CALL & EQUITY
                                      STRATEGY FUND


                                      By:   /s/ Steven M. Hill
                                           -------------------------------------
                                           Steven M. Hill
                                           Chief Financial Officer, Chief
                                           Accounting Officer and Treasurer

                                      FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND


                                      By:   /s/ Steven M. Hill
                                           -------------------------------------
                                           Steven M. Hill
                                           Chief Financial Officer, Chief
                                           Accounting Officer and Treasurer

                                      FIDUCIARY/CLAYMORE DYNAMIC EQUITY FUND


                                      By:   /s/ Steven M. Hill
                                           -------------------------------------
                                           Steven M. Hill
                                           Chief Financial Officer, Chief
                                           Accounting Officer and Treasurer

                                      TS&W/CLAYMORE TAX-ADVANTAGED BALANCED FUND


                                      By:   /s/ Steven M. Hill
                                           -------------------------------------
                                           Steven M. Hill
                                           Chief Financial Officer, Chief
                                           Accounting Officer and Treasurer

                                      MBIA CAPITAL/CLAYMORE MANAGED DURATION
                                      INVESTMENT GRADE MUNICIPAL FUND


                                      By:   /s/ Steven M. Hill
                                           -------------------------------------
                                           Steven M. Hill
                                           Chief Financial Officer, Chief
                                           Accounting Officer and Treasurer

                                      CLAYMORE/GUGGENHEIM STRATEGIC
                                      OPPORTUNITIES FUND


                                      By:   /s/ Steven M. Hill
                                           -------------------------------------
                                           Steven M. Hill
                                           Chief Financial Officer, Chief
                                           Accounting Officer and Treasurer

Dated:  April 21, 2008

                                    EXHIBIT A

                            JOINT INSUREDS AGREEMENT

A.       Bond Period: March 31, 2008 through March 31, 2009.

B.       Bond Amount:                                            $6,875,000

C.       ALLOCATION OF ANNUAL PREMIUM ($25,833)

         TRUST:

Dreman/Claymore Dividend & Income Fund                                              $4,697

Old Mutual/Claymore Long-Short Fund                                                 $2,818

Claymore/Raymond James SB-1 Fund                                                    $2,255

Madison/Claymore Covered Call & Equity Strategy Fund                                $2,818

Fiduciary/Claymore MLP Opportunity Fund                                             $3,382

Fiduciary/Claymore Dynamic Equity Fund                                              $1,972

TS&W/Claymore Tax-Advantaged Balanced Fund                                          $2,818

MBIA Capital/Claymore Managed Duration Investment Grade Municipal Fund              $2,255

Claymore/Guggenheim Strategic Opportunities Fund                                    $2,818



                                       A-1